The PIMCO European StocksPLUS TR Strategy Fund, PIMCO Far-East (Ex-Japan) StockPLUS TR Strategy Fund, PIMCO Fundamental IndexPLUS TR Fund, PIMCO International StocksPLUS TR Strategy Fund (Unhedged), PIMCO International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged), PIMCO Japanese StocksPLUS TR Strategy Fund, PIMCO Small Cap StocksPLUS TR Fund,
PIMCO StocksPLUS Long Duration Fund, PIMCO StocksPLUS Total Return Fund, PIMCO Total Return Fund, PIMCO Total Return Fund III,
PIMCO High Yield Fund, PIMCO Investment Grade Corporate Bond Fund,
PIMCO Convertible Fund, PIMCO Extended Duration Fund,
PIMCO Long Duration Total Return Fund, PIMCO Moderate Duration Fund and PIMCO StocksPLUS TR Short Strategy Fund had the following investment guideline changes:

Effective November 13, 2007, each of the above Funds changed its non-fundamental investment policy regarding the percentage limit on investment in securities and instruments that are economically tied to emerging market countries (Emerging Market Policy).
The above Funds may now invest up to 15% of their total assets in securities of issuers that are economically tied to emerging market countries. Previously these Funds could invest up to 10% of their total assets in securities and instruments that are economically tied to emerging markets countries.

The PIMCO Foreign Bond Fund (Unhedged), PIMCO Foreign Bond Fund
(U.S. Dollar-hedged), PIMCO Global Bond Fund (Unhedged) and
PIMCO Global Bond Fund (U.S. Dollar-hedged) had the following investment guideline changes:

Effective November 13, 2007, each of the above Funds changed its non-fundamental investment policy regarding the percentage limit on investment in securities and instruments that are economically tied to emerging market countries (Emerging Market Policy). The above Funds may now invest without limitation in securities of issuers that are economically tied to emerging market countries. Previously these Funds could invest up to 10% of their total assets in securities and instruments that are economically tied to emerging markets countries.